UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	AKTS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 below under the heading “Discharge of Indentures,” regarding the satisfaction and discharge of the Indentures following the conversion of all outstanding Convertible Notes (such capitalized terms as defined below), is incorporated by reference into this Item 1.02.

Item 8.01	Other Events.

Discharge of Indentures

Effective as of March 5, 2021, (i) that certain Indenture, dated as of May 14, 2018, by and among Akoustis Technologies, Inc. (the “Company”), Akoustis, Inc. (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee (the “Trustee”) and in its capacity as collateral agent, as supplemented by that certain First Supplemental Indenture, dated as of October 18, 2018, and that certain Second Supplemental Indenture, dated as of April 17, 2020 (the “May 2018 Indenture”), and (ii) that certain Indenture, dated as of October 23, 2018, by and between the Company and the Trustee, as supplemented by that certain First Supplemental Indenture, dated as of October 23, 2018, and that certain Second Supplemental Indenture, dated as of April 17, 2020 (the “October 2018 Indenture” and, together with the May 2018 Indenture, the “Indentures”), were satisfied and discharged in accordance with their respective terms.

As a result of the satisfaction and discharge of the May 2018 Indenture, (i) the Company and the Guarantor have been released from their respective obligations with respect to the May 2018 Indenture and the May 2018 Notes (as defined below), except with respect to those provisions of the May 2018 Indenture that, by its terms, survive the satisfaction and discharge thereof, and (ii) the liens on collateral securing the obligations under the May 2018 Indenture have been released. As a result of the satisfaction and discharge of the October 2018 Indenture, the Company has been released from its obligations with respect to the October 2018 Indenture and the October 2018 Notes (as defined below), except with respect to those provisions of the October 2018 Indenture that, by its terms, survive the satisfaction and discharge thereof.

Conversions of Convertible Notes

As previously reported, the Company provided notices of redemption to holders of the Company’s 6.5% Convertible Senior Notes due 2023 (the “October 2018 Notes”) under the October 2018 Indenture and to holders of the Company’s 6.5% Convertible Senior Secured Notes due 2023 (the “May 2018 Notes” and, together with the October 2018 Notes, the “Convertible Notes”) under the May 2018 Indenture. In each case, all holders of the respective Convertible Notes elected to convert their Convertible Notes into shares of the Company’s common stock prior to the applicable redemption date, in connection with which the Company issued to the holders of the Convertible Notes an aggregate of 4,983,633 shares of its common stock. Following such conversions, no indebtedness remained outstanding under either series of Convertible Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.

Date: March 8, 2021	By:	/s/ Kenneth E. Boller
	Name:	Kenneth E. Boller
	Title:	Interim Chief Financial Officer